Exhibit 10.29

SECOND CONSENT TO CREDIT AGREEMENT

SECOND CONSENT TO CREDIT AGREEMENT (this "Consent"), dated as of February 16, 2005, among QUANTA CAPITAL HOLDINGS LTD., an exempted company organized under the laws of Bermuda (the "Company"), the Designated Subsidiary Borrowers (as defined in the Credit Agreement referred to below) existing on the date hereof, the undersigned lenders party to the Credit Agreement referred to below (each, a "Consenting Lender" and, collectively, the "Consenting Lenders"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (f/k/a JPMorgan Chase Bank), as Administrative Agent (in such capacity, the "Administrative Agent"), and Bank of America, N.A. and Calyon, New York Branch, as Co-Syndication Agents (in such capacity, the "Co-Syndication Agents"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as therein defined.

W I TN E S S E TH:

WHEREAS, the Company, the Designated Subsidiary Borrowers, the lenders from time to time party thereto (the "Lenders"), the Administrative Agent and the Co-Syndication Agents have entered into a Credit Agreement, dated as of July 13, 2004 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

WHEREAS, the Company, as sponsor and Chase Manhattan Bank USA, National Association, as Delaware trustee (the "Trustee") intend to enter into the Declaration of Trust on February 22, 2005 (as in effect on the Second Consent Effective Date referred to below, the "Original Declaration of Trust II") pursuant to which the Company and the Trustee will establish Quanta Capital Statutory Trust II (as in effect on the Second Consent Effective Date, the "Trust");

WHEREAS, the trustees named therein, the administrators named therein, the Company and the holders from time to time of the undivided beneficial interests of the assets of the Trust, intend to enter into an Amended and Restated Declaration of Trust on or about February 24, 2005, amending and restating in its entirety the Original Declaration of Trust (as in effect on the Second Consent Effective Date, the "Declaration of Trust II");

WHEREAS, pursuant to the terms of the Declaration of Trust and the Capital Securities Purchase Agreement (as defined in the Declaration of Trust II), the Trust desires to issue 20,000 Capital Securities (as defined in the Declaration of Trust II) with an aggregate stated liquidation amount with respect to the assets of the Trust of $20,000,000 to the purchasers identified in the Capital Securities Purchase Agreement;

WHEREAS, pursuant to the terms of the Declaration of Trust and the Common Securities Purchase Agreement (as defined in the Declaration of Trust II), the Trust desires to issue 619 Common Securities (as defined in the Declaration of Trust II) with an aggregate stated liquidation amount with respect to the assets of the Trust of $619,000 to the Company;

WHEREAS, the Trust desires to use the proceeds from the issuance of the Capital Securities to purchase the Company's Junior Debt Securities in an aggregate principal amount not in excess of $20,619,000 due June 15, 2035 (as in effect on the Second Consent Effective Date, the "Junior Notes") issued pursuant to an Indenture which shall be entered into on or about February 24, 2005, between the Company and JPMorgan Chase Bank, N.A., as trustee (as in effect on the Second Consent Effective Date, the "Indenture II" and together with the Declaration of Trust II, the Capital Purchase Agreement (as defined in the Declaration of Trust II), the Common Securities Purchase Agreement (as defined in the Declaration of Trust II) and any other material agreement entered into in connection with the Transactions (as defined below), the "Preferred Trust II Documents");

WHEREAS, the Company desires to make a common equity contribution with the proceeds of the Junior Notes to Quanta Reinsurance Ltd. (the "Capital Contribution"); and

WHEREAS, the parties hereto wish to consent to the Consented Transactions (as defined below) with respect to the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed;

A.    Consents to the Credit Agreement

1.    Notwithstanding anything to the contrary contained in Section 7.07 of the Credit Agreement, the Consenting Lenders hereby (x) consent to (i) the issuance of the Capital Securities (the "Issuance") and (ii) the payment of Dividends to the holders of the Capital Securities pursuant to the terms of the certificates representing such Capital Securities, the Declaration of Trust II and the Capital Securities Purchase Agreement, in each case, as in effect on the Second Consent Effective Date (the "Preferred Dividends" and, together with the Issuance, the "Preferred Securities Transactions") and (y) waive the provisions of Section 7.07 with respect to the Preferred Securities Transactions.

2.    Notwithstanding anything to the contrary contained in Section 7.11 of the Credit Agreement, the Consenting Lenders hereby (x) consent to (i) the restrictions on the ability of the Trust to sell, assign, transfer, exchange or otherwise dispose of any of the Trust Property (as defined in the Declaration of Trust II) or any interest therein, (ii) the restrictions on the ability of the Trust to make or incur loans and (iii) any other restrictions placed on the Trust and its property and assets (collectively, the restrictions described in the foregoing clauses (i) through (iii) inclusive, the "Permitted Restrictions" and, together with the Preferred Securities Transactions, the "Consented Transactions"), in each case, pursuant to the Declaration of Trust II, as in effect on the Second Consent Effective Date and (y) waive the provisions of Section 7.11 with respect to the Permitted Restrictions.

B.    Miscellaneous Provisions

1.    In order to induce the Consenting Lenders to enter into this Consent, the Company and each Designated Subsidiary Borrower hereby represents and warrants to the Administrative Agent and each Lender that (i) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the Second Consent Effective Date (as defined below), both before and after giving effect to (x) this Consent and (y) the Consented Transactions, the issuance of the Junior Notes, the Capital Contribution and the other transactions contemplated hereby and thereby (collectively, the "Transactions") (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), (ii) there exists no Default or Event of Default on the Second Consent Effective Date, both before and after giving effect to this Consent and the Transactions and (iii) there have been no amendments or modifications to the Preferred I Trust Documents (as defined below) that could reasonably be expected to be adverse to the interests, rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders.

2.    Notwithstanding anything to the contrary contained herein or in the Consent, dated as of December 16, 2004 (the "First Consent"), among the Company, the Designated Subsidiary Borrowers, the lenders party thereto, the Administrative Agent and the Syndication Agent, the Company agrees that it will not, and will not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of (i) the Declaration of Trust (as defined in the First Consent), the Indenture (as defined in the First Consent), Capital Purchase Agreement (as defined in the First Consent) and the Common Securities Purchase Agreement (as defined in the First Consent) or any other material agreement entered in connection with the transactions contemplated by the First Consent (collectively, as in effect on the date of effectiveness of the First Consent, the "Preferred Trust I Documents") or (ii) the Preferred Trust II Documents, in each case, to contain any financial performance related covenants or incurrence covenants which restrict the operations of the Company and its Subsidiaries; provided that (x) such Preferred Trust I Documents and Preferred Trust II Document may be amended to contain financial performance related covenants or incurrence covenants which are no more restrictive than the terms, provisions and covenants contained in the Credit Agreement, (y) the Preferred Trust I Documents may not be amended or modified to increase the amount of Capital Securities (as defined in the Declaration of Trust) issued or the amount of Preferred Dividends (as defined in the First Consent) payable in connection therewith from the amounts existing on the date of effectiveness of the First Consent (the "First Consent Effective

Date") and (z) the Preferred Trust II Documents may not be amended or modified to increase the amount of Capital Securities (as defined in the Declaration of Trust II) issued or the amount of Preferred Dividends (as defined hereunder) payable in connection therewith from the amounts existing on the Second Consent Effective Date.

3.    This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

4.    This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

5.    THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

6.    This Consent shall become effective on the date (the "Second Consent Effective Date") when the Company, each Designated Subsidiary Borrower and the Consenting Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent; provided that (i) the structure and all terms of, and the documentation for, each component of the Transaction shall be substantially consistent with the terms hereof and with the Preferred Trust II Documents, (ii) the Preferred Trust II Documents shall not have been amended or modified from the forms thereof previously delivered to the Administrative Agent and its counsel, in each case, in any material respect adverse to the Administrative Agent, the Collateral Agent or the Lenders without the consents thereof and (iii) each component of the Transaction shall have been, or shall be simultaneously, consummated in accordance with the documentation therefor and all applicable laws.

7.    From and after the Second Consent Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

* * *

IN WITNESS WHEREOF, the undersigned have caused this Consent to be duly executed and delivered as of the date first above written.

QUANTA CAPITAL HOLDINGS LTD.
By: /s/ John S. Brittain, Jr. Name: John S. Brittain, Jr. Title: Chief Financial Officer

QUANTA REINSURANCE LTD.
By: /s/ John S. Brittain, Jr. Name: John S. Brittain, Jr. Title: Chief Financial Officer

QUANTA U.S. HOLDINGS INC.
By: /s/ John S. Brittain, Jr. Name: John S. Brittain, Jr. Title: Chief Financial Officer
QUANTA SPECIALTY LINES INSURANCE COMPANY
By: /s/ John S. Brittain, Jr.
Name: John S. Brittain, Jr. Title: Chief Financial Officer

QUANTA REINSURANCE U.S. LTD.
By: /s/ John S. Brittain, Jr. Name: John S. Brittain, Jr. Title: Chief Financial Officer

QUANTA INDEMNITY COMPANY
By: /s/ John S. Brittain, Jr. Name: John S. Brittain, Jr. Title: Chief Financial Officer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, Individually and as Administrative Agent
By: /s/ Heather Lindstrom Name: Heather Lindstrom Title: Vice President
BANK OF AMERICA, N.A.
By: /s/ Debra Basler Name: Debra Basler Title: Senior Vice President
CALYON, NEW YORK BRANCH
By: /s/ Peter Rasmussen Name: Peter Rasmussen Title: Managing Director

By: /s/ Sebastian Rocco Name: Sebastian Rocco Title: Managing Director
DEUTSCHE BANK AG NEW YORK BRANCH
By: /s/ Ruth Leung Name:Ruth Leung Title:Director

By: /s/ John S. McGill Name: John S. McGill Title: Director

BARCLAYS BANK PLC
By: /s/ Paul Johnson Name: Paul Johnson Title: Director

COMERICA BANK
By: /s/ Martin G. Ellis Name: Martin G. Ellis Title: First Vice President